Letterhead of:
Williams & Webster, P.S.
601 W. Riverside, Suite 1940
Spokane, WA 99201


Board of Directors
Elgrande.com
Vancouver, BC
Canada

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated June 30, 2000, on the financial statements of Elgrande.com Inc. as of May 31, 2000 for the filing with and attachment to the Form 10-K for year ending May 31, 2000.


/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
August 29, 2000